Exhibit 99.3

News Release

Acuity Brands, Inc.
1170 Peachtree Street, NE
Suite 2400
Atlanta, GA 30309

Tel: 404 853 1400
Fax: 404 853 1430

AcuityBrands.com

Company Contact:

Dan Smith

Acuity Brands, Inc.

(404) 853-1423

ACUITY BRANDS DECLARES

QUARTERLY DIVIDEND

ATLANTA, June 26, 2007 – The Board of Directors of Acuity Brands, Inc. (NYSE: AYI) today declared a quarterly dividend of 15 cents per share (an annualized rate of 60 cents per share). The dividend is payable on August 1, 2007 to shareholders of record on July 16, 2007.

Acuity Brands, Inc., with fiscal year 2006 net sales of approximately $2.4 billion, is comprised of Acuity Brands Lighting and Acuity Specialty Products. Acuity Brands Lighting is one of the world’s leading providers of lighting fixtures and includes brands such as Lithonia Lighting®, Holophane®, Peerless®, Hydrel®, American Electric Lighting®, Gotham®, Carandini®, SpecLight®, MetalOptics® and Antique Street Lamps™. Acuity Specialty Products is a leading provider of specialty chemicals and includes brands such as Zep®, Zep Commercial®, Enforcer®, and Selig™. Headquartered in Atlanta, Georgia, Acuity Brands employs approximately 10,000 people and has operations throughout North America and in Europe and Asia.